UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2009 (May 29, 2009)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086

 (Address of Principal Executive Offices)

(86 10) 82671299
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2009, the stockholders of China TransInfo Technology Corp. (the "Company") approved China TransInfo Technology Corp. 2009 Equity Incentive Plan (the "Plan") at the Company’s 2009 Annual Meeting of Stockholders (the "Annual Meeting"). The Company’s board of directors had previously adopted the Plan, subject to stockholder approval. The description of the Plan set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2009 (the "Definitive Proxy Statement") is incorporated herein by reference in response to this Item. The description of the Plan is qualified in its entirety by reference to the full text of the Plan which was attached to the Definitive Proxy Statement as Exhibit B and is incorporated herein by reference.

Item 8.01. Other Events.

On June 1, 2009, the Company issued a press release announcing that at the Annual Meeting, the stockholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Shudong Xia, Danxia Huang, Jay Trien, Zhongsu Chen, Dan Liu, Brandon Ho-Ping Lin and Dongyuan Yang. Additionally, the stockholders ratified the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and approved the Plan.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	China TransInfo Technology Corp. 2009 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A filed April 30, 2009).

99.1	Press release dated June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: June 3, 2009

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	China TransInfo Technology Corp. 2009 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A filed April 30, 2009).

99.1	Press release dated June 1, 2009.